Exhibit 16.1

Margolin, Winer & Evens LLP
CERTIFIED PUBLIC ACCOUNTANTS
AND BUSINESS ADVISORS

June 5, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated May 31, 2006 of the OSG Ship Management, Inc. Savings Plan. We are in agreement with the statements contained in such Form 8-K relating to our Firm.

/s/ Margolin, Winer & Evans LLP

Garden City, New York

Headquarters
400 Garden City Plaza, Suite 500, Garden City, NY 11530-3317     Tel: 516 747-2000       Fax: 516 747-6707         www.mwellp.com

New York Office
330 Madison Avenue, 15th Floor, New York, NY 10017-5001         Tel: 212 973-1000       Fax: 212-973-1004         www.mwellp.com